UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2018

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 17, 2018, Anavex Life Sciences Corp., a Nevada corporation (the “Company”), held a special meeting of stockholders (the “Meeting”) as prescribed in the Proxy Statement filed by the Company with the Securities and Exchange Commission on March 8, 2018. At the Meeting, three proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Christopher Missling, Ph.D., Athanasios Skarpelos, Elliot Favus, M.D., Steffen Thomas, Ph.D., Peter Donhauser, D.O., and Claus van der Velden, Ph.D. for terms until the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified. The stockholders elected each of the six directors by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Christopher Missling, Ph.D.	12,570,598	532,873	21,285,293
Athanasios Skarpelos	12,318,672	784,799	21,285,293
Elliot Favus, M.D.	12,587,488	515,983	21,285,293
Steffen Thomas, Ph.D.	9,868,982	3,234,489	21,285,293
Peter Donhauser, D.O.	12,403,123	700,348	21,285,293
Clause van der Velden, Ph.D.	12,474,352	629,119	21,285,293

Proposal No. 2: An advisory vote on the compensation paid to our named executive officers. The proposal was approved as follows:

Votes For	9,907,130
Votes Against	2,958,367
Abstentions	237,974
Broker Non-Votes	21,285,293

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm. The stockholders ratified BDO USA, LLP as the Company’s independent registered public accounting firm as follows:

Votes For	33,752,226
Votes Against	498,082
Abstentions	138,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: April 20, 2018